                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Akorn, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                                  Akorn, Inc.

                          100 Tri-State International
                                   Suite 100
                          Lincolnshire, Illinois 60069

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 15, 1998

--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF AKORN, INC.:

     The annual meeting of shareholders of Akorn, Inc. (the "Company") will be held at 10:00 a.m. local time, on Friday, May 15, 1998 in the first floor auditorium at 100 Tri-State International, Lincolnshire, Illinois for the following purposes, as more fully described in the accompanying proxy statement:

     1.   To elect a board of four directors.

     2. To consider and vote upon an amendment to the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

     Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                By Order of the Board of Directors


                                /s/ Rita J. McConville
                                -------------------------------
                                Rita J. McConville
                                Secretary

Lincolnshire, Illinois
April 3, 1998

                                  AKORN, INC.
                          100 Tri-State International
                                   Suite 100
                          Lincolnshire, Illinois 60069

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                            To Be Held May 15, 1998

     This proxy statement is furnished to shareholders of Akorn, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting"). The date of this Proxy Statement is April 3, 1998.

     On March 31, 1998, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding no shares of preferred stock and 17,781,254 shares of common stock, each of which is entitled to one vote on all matters to be considered at the Meeting.

     Shares represented by all properly executed proxies on the enclosed form received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and the amendment to the Incentive Compensation Program as described herein.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of common stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith. The Company has retained Corporate Investor Communications, Inc. to assist in the distribution of proxies to brokers, banks, nominees and individuals, for which it will be paid a fee of $1,500 and will be reimbursed for certain out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of four directors and only four directors can be elected at the Meeting. The Board of Directors has nominated four candidates for election at the Meeting and recommends that shareholders vote FOR the election of all four nominees.

     Proxies cannot be voted for more than four candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the four nominees listed below. In the unanticipated event that one or more of such persons is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board of Directors.

     The following table sets forth, as of March 31, 1998, the age, principal occupation and employment, position with the Company, directorships in other public corporations, and year first elected a director of the Company, of each individual nominated for election as director at the coming meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations shown for more than the past five years.

                            Principal Occupation
                            and Directorships in
Name and Age              Other Public Corporations               Director Since
------------              -------------------------               --------------

Floyd Benjamin, 54        Executive Vice President of the Company       1996
                          and President of Taylor Pharmaceuticals,
                          Inc. (a subsidiary of the Company) since
                          May 1996; president of Pasadena Research
                          Laboratories, Inc. ("PRL") from October
                          1994 to May 1996 and consultant to PRL
                          from October 1993 to October 1994;
                          president and chief executive officer of
                          Neocrin, Inc. (biomedical venture capital
                          company) from February 1992 to October
                          1993; prior to February 1992, chief
                          operating officer of Lyphomed, Inc.
                          (injectable pharmaceuticals)

Daniel E. Bruhl, M.D., 55 Ophthalmologist; President of the Surgery     1983
                          Center of Fort Worth and director of
                          Medsynergies, Inc., (private ophthalmology
                          practice management company); director of
                          Surgical Care Affiliates (NYSE), (outpatient
                          surgery center company), from 1983 to 1996,
                          when it merged with Healthsouth Corporation

Doyle S. Gaw, 66          Private investor                              1975

John N. Kapoor, Ph.D., 54 Chief Executive Officer of the Company        1991
                          since May 1996; Chairman of the Board
                          of the Company since May 1995 and from
                          December 1991 to January 1993, and acting
                          Chairman of the Board of the Company from
                          April 1993 to May 1995; chairman of the
                          Board of Option Care, Inc. (infusion services
                          and supplies); chief executive officer of
                          Option Care, Inc. from August 1993 to April
                          1996; president of E.J. Financial Enterprises,
                          Inc., (venture capital company), since April
                          1990; director of Unimed, Inc. and NeoPharm,
                          Inc. (specialty pharmaceutical companies)

     During the year ended December 31, 1997, the Board of Directors of the Company held four meetings. The Board of Directors has an Audit Committee, of which Dr. Bruhl and Mr. Gaw are members, and a Compensation Committee, of which Dr. Bruhl and Mr. Gaw are members. The Board of Directors does not have a Nominating Committee. The Audit Committee, which met twice during 1997, is responsible for consulting with the independent auditors with regard to the plan of audit, reviewing the plan and the results of audits of the Company by its independent auditors and discussing audit recommendations with management and reporting the results of its reviews to the Board of Directors. The Compensation Committee met once during 1997 to review various compensation matters with respect to executive officers and directors. The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

     For services as Chairman of the Board and as a consultant to the Company, Dr. Kapoor receives a fee of $50,000 per year. Each other director who is not a salaried officer or consultant of the Company receives a fee for his services as a director of $1,000 per regular meeting of the Board of Directors, $250 per telephone meeting and $500 per committee meeting, plus reimbursement of his expenses related to those services. In addition, the chairman of each committee (other than Dr. Kapoor) receives an annual fee of $2,500.

     All directors of the Company participate in the Company's Stock Option Plan for Directors, pursuant to which each director of the Company is granted an option to acquire 5,000 shares of Company common stock on the day after each annual meeting of shareholders at which he is elected to serve as a director. Any director appointed between annual meetings is entitled to receive a pro rata portion of an option to acquire 5,000 shares. The Compensation Committee may, in its sole discretion, grant an option to purchase up to 100,000 shares to a person who is not already a director and who becomes a director at any time; no member of the Compensation Committee is eligible to be granted such an option and any director who has been granted such an option is not permitted to serve on the Compensation Committee for one year after such grant. Options granted under the plan expire five years from the date of grant. The option exercise price for all options granted under the plan is the fair market value of the shares covered by the option at the time of the grant.

     Under agreements between the Company and the John N. Kapoor Trust , an entity controlled by Dr. Kapoor (the "Trust"), the Trust is entitled to designate two individuals to be nominated and recommended by the Company's Board of Directors for election as a director. The Trust has designated only Dr. Kapoor for this purpose and is not expected to designate a second individual for nomination as a director prior to the Meeting.

                               BENEFICIAL OWNERS

     As of March 31, 1998, the following persons were directors or named executive officers with beneficial ownership. Dr. Kapoor is the only person known to the Company to be the beneficial owner of five percent or more of the Company's common stock. His address is 225 East Deerpath, Suite 250, Lake Forest, Illinois 60045. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed.

Beneficial Owner                         Shares Beneficially Owned (1)      Percent of Class
----------------                         -----------------------------      ----------------

Directors and Nominees

Floyd Benjamin                                     516,667 (2)                     2.74%

Daniel E. Bruhl, M.D.                              296,767 (3)                     1.57%

Doyle S. Gaw                                       130,824 (3)                     0.69%

John N. Kapoor, Ph.D.                            4,308,494 (4)                    22.83%

Named Executive Officers (5)

Rita J. McConville                                  30,000                         0.16%

R. Scott Zion                                       99,150 (6)                     0.53%

Directors and officers as a group (6 persons)    5,381,902 (7)                    28.52%

--------------------------------------------------------------------------------

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Mr. Benjamin's shares are held by a trust of which Mr. Benjamin and his wife are trustees and their child is beneficiary. Includes 50,000 shares issuable pursuant to options granted by the Company directly to Mr. Benjamin.

(3) The reported shares include options to purchase shares. The shares reported for Directors Bruhl and Gaw each include options to purchase 30,000 shares. In addition, Dr. Bruhl's retirement plan holds 64,266 of the listed shares.

(4) Of such 4,308,494 shares, (I) 4,207,400 are owned directly by the John N. Kapoor Trust dated September 20, 1989 (the "Trust") of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 30,000 are owned by a trust, the trustee of which is Dr. Kapoor's wife and the beneficiaries of which are their children, and (iii) 71,094 are issuable pursuant to options granted by the Company directly to Dr. Kapoor.

(5) Mr. Benjamin and Dr. Kapoor are also named executive officers of the Company, and information regarding their beneficial ownership is included in this table under the section, "Directors and Nominees."

(6)  Of such 99,150 shares, 20,400 are owned by Mr. Zion's minor children.

(7) Of such 5,381,902 shares, 181,094 are not presently outstanding, but are issuable pursuant to option rights described in the preceding footnotes and 108,750 are issuable pursuant to options held by named executive officers of the Company who are not also directors.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by the Company for services rendered during the year ended December 31, 1997, the six months ended December 31, 1996 and the fiscal year ended June 30, 1996 to each person who, during 1997, served as the chief executive officer of the Company and to each other executive officer of the Company whose total annual salary and bonus for 1997 exceeded $100,000.

Summary Compensation Table

                                                                                                    Long-Term
                                                                                                   Compensation
                                                                                                   ------------
                                                   Annual Compensation                              Securities
                               ---------------------------------------------------------------      Underlying     All Other (1)
Name and Principal Position               Time Period                    Salary      Bonus (2)     Options/SARs    Compensation
---------------------------    ----------------------------------        -------     ---------     ------------    -------------
John N. Kapoor, Ph.D. (3)      Year ended December 31, 1997               78,750       21,000           5,000           40,000
  Chairman and Chief           Six months ended December 31, 1996         34,375            -          85,938                -
    Executive Officer          Year ended June 30, 1996                   10,000            -           5,000           40,000

Floyd Benjamin (4)             Year ended December 31, 1997              200,000            -           5,000            2,250
  Executive Vice President     Six months ended December 31, 1996        100,000            -          50,000                -
                               Year ended June 30, 1996                   16,667            -           3,750                -

R. Scott Zion (5)              Year ended December 31, 1997              175,774       54,000         125,000          101,183
  Senior Vice President

Rita J. McConville (6)         Year ended December 31, 1997               87,351       26,250          45,000              688
  Chief Financial Officer

(1) Represents contributions to the Company's Savings and Retirement Plan, except as indicated in notes (3) and (5).

(2) Represents bonuses awarded for 1997 performance paid in 1998.

(3) During the years ended June 30, 1996 and December 31, 1997, Dr. Kapoor received $50,000 for his services as Chairman, $40,000 of which was waived in exchange for other consideration, as described under "Transactions with Shareholders and Directors." Dr. Kapoor became Chief Executive Officer May 3, 1996. Beginning in July, 1996, Dr. Kapoor has received $68,750 annually for his services as Chief Executive Officer.

(4) Mr. Benjamin became an officer of the Company May 3, 1996.

(5) Mr. Zion became an officer of the Company January 4, 1997. His Other Compensation includes $98,739 for reimbursement of relocation expenses and $2,444 auto allowance.

(6) Ms. McConville became an officer of the Company February 28, 1997.

Option/SAR Grants in Last Fiscal Year

                                                                              Potential realizable
                                                                                value at assumed
                                                                              annual rates of stock
                                                                              price appreciation for
                      Individual Grants                                            option term
-----------------------------------------------------------------   -------------------------------------------
                                   Number of     Percent of total
                                   securities      Options/SARs     Exercise
                                   underlying       Granted to       or base
                                 options/SARs      Employees in      price       Expiration      5%       10%
Name                              granted (#)      Fiscal year       ($/Sh)         date        ($)       ($)
----                              -----------      -----------       ------         ----        ---       ---
John N. Kapoor, Ph.D.                 5,000             1%            2.28         2/28/02      3,150     6,960

Floyd Benjamin                        5,000             1%            2.28         2/28/02      3,150     6,960

Rita J. McConville                   45,000             5%            2.38         2/28/02     29,528    65,248

R. Scott Zion                       125,000            13%            2.38         2/28/02     82,021   181,245

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                    Number of               Value of
                                                              securities underlying   unexercised in-the-
                                                               unexercised options/      money options/
                                                                SARs at FY-end (#)     SARs at FY-end ($)
                                                              ----------------------  --------------------
                                                    Value
                                 Shares acquired   Realized       Exercisable/           Exercisable/
Name                             on exercise (#)     ($)          Unexercisable          Unexercisable
----                             ---------------     ---          -------------          -------------

John N. Kapoor, Ph.D.                   -             -               67,969                84,401
                                                                      42,969                64,239

Floyd Benjamin                          -             -               33,750                47,381
                                                                      25,000                37,375

Rita J. McConville                      -             -               11,250                14,063
                                                                      33,750                42,188

R. Scott Zion                           -             -               31,250                39,063
                                                                      93,750               117,188

Employment Agreements

     In May 1996 the Company entered into an employment agreement with Mr. Benjamin calling for an annual salary of $200,000, increased annually at the discretion of the Board of Directors, plus bonuses determined by a formula stated in the agreement.

     The agreement terminates three years from inception. If Mr. Benjamin's employment is otherwise terminated by the Company without "cause" as defined in the agreement, he is entitled to a lump sum payment equal to his annual salary plus any performance-based bonus to which he would have been entitled had the performance goals been met.

Compensation Committee Interlocks

     Dr. Bruhl and Mr. Gaw, who comprise the Compensation Committee, are both independent, non-employee directors of the Company.

Compensation Committee Report

     The Compensation Committee of the Board of Directors reviews, analyzes and makes recommendations related to compensation packages for the Company's executive officers, evaluates the performance of the Chief Executive Officer and administers the grant of stock options under the Company's Incentive Compensation Program.

     The Company's executive compensation policies are designed to (a) provide competitive levels of compensation to attract and retain qualified executives,
(b) reward achievements in corporate performance, (c) integrate pay with annual and long-term performance goals and (d) align the interests of executives with the goals of shareholders.

     Compensation paid to Company executives consists of salaries, annual cash incentive bonuses and long-term incentive opportunities in the form of stock options.

Salary

     Dr. John N. Kapoor, the Chairman of the Company's Board of Directors, has served as chief executive officer of the Company since May 3, 1996. During fiscal 1996 Dr. Kapoor received no additional compensation for serving as the Company's chief executive officer. Subsequent to June 30, 1996, Dr. Kapoor has received an annual salary of $68,750 for his services as chief executive officer. Dr. Kapoor's salary for the six months ended December 31, 1996 and for the year ended December 31, 1997, and the salaries of Ms. McConville and Mr. Zion, were determined after considering the executive compensation policies noted above, the impact the executive has on the Company, the skills and experience the executive brings to the job, competition in the marketplace for those skills and the potential of the executive in the job. Mr. Benjamin's salary was fixed in his employment agreement.

Incentive Bonus

     Annual incentive compensation for executive officers during 1997 was based on corporate earnings objectives as well as position-specific performance objectives. Mr. Benjamin's employment agreement specifies the formula under which he is to be awarded incentive bonuses. Under those criteria, he did not earn a bonus for 1997. The bonuses awarded to Dr. Kapoor, Ms. McConville and Mr. Zion, as noted in the compensation table, were paid in 1998.

Stock Options

     The Committee's practice with respect to stock options has been to grant options based upon the attainment of Company performance goals and to vest options based on the passage of time. The option grants noted in the compensation table include grants upon initial employment as well as grants issued under the Stock Option Plan for Directors to those named executive officers who are also directors.

     It is the responsibility of the Committee to address the issues raised by tax laws under which certain non-performance based compensation in excess of $1 million per year paid to executives of public companies is non-deductible to the Company and to determine whether any actions with respect to this limit need to be taken by the Company. It is not anticipated that any executive officer of the Company will receive any compensation in excess of this limit.

       Submitted by the Compensation Committee of the Board of Directors

                     Daniel E. Bruhl, M.D.    Doyle S. Gaw

                               Performance Graph

     The graph below compares the cumulative shareholder return on the Company's Common Stock for the last five years with the NASDAQ US Index and the NASDAQ Pharmaceutical Index. In the past, the Company used the S&P Small Cap 600 Index, and that index is also presented below for comparison purposes. The Company elected to change the comparative index to one more representative of the market in which the Company's stock trades. The graph assumes $100 was invested in December 1992 in the Company Common Stock and the three indices presented. The cumulative total return on the Company's Common Stock for the period presented was 81%. The cumulative returns for the NASDAQ US, the NASDAQ Pharmaceutical and the S&P Small Cap 600 were 140%, 27% and 124%, respectively.

TOTAL RETURN
CHART

               NASDAQ US     NASDAQ PHARM      S&P SMALL CAP 600      AKRN
12/31/92          100             100                  100            100
12/31/93          115              89                  119            163
12/31/94          112              67                  113            163
12/31/95          159             123                  147            128
12/31/96          195             123                  178             97
12/31/97          240             127                  224            181

                  TRANSACTIONS WITH SHAREHOLDERS AND DIRECTORS

     For services performed by Dr. Kapoor in connection with the Company's acquisition of Taylor Pharmaceuticals, Inc., the Trust received 125,000 shares of Company common stock which were subject to forfeiture if the market price of the Company common stock did not reach $5.00 by January 15, 1996. In August 1995, the Company, the Trust and Dr. Kapoor entered into an agreement under which (i) the forfeiture period was extended to January 15, 1998, (ii) forfeiture would not occur in the event that persons unaffiliated with Dr. Kapoor acquired beneficial ownership of more than 50% of the outstanding common stock of the Company and (iii) Dr. Kapoor waived his right to receive $40,000 otherwise payable to him by the Company for serving as Chairman of the Board in fiscal 1996. On May 23, 1997, the Company, the Trust and Dr. Kapoor entered into an agreement under which (i) the forfeiture period was extended to January 15, 2000 and (ii) Dr. Kapoor waived his right to receive $40,000 otherwise payable to him by the Company for serving as Chairman of the Board in 1997. On February 20, 1998, the Company's common stock closed at $5.1875, with the result that the above-described forfeiture provision was terminated.

     In connection with the acquisition of Pasadena Research Laboratories, Inc. ("PRL") on May 31, 1996, the Company issued to Mr. Floyd Benjamin, as a shareholder of PRL, 466,667 shares of Company common stock. This amount was determined by arm's length negotiation between the Company and the PRL shareholders.

           PROPOSAL TO APPROVE AMENDMENTS TO THE AMENDED AND RESTATED
                AKORN, INC. 1988 INCENTIVE COMPENSATION PROGRAM

General

     The Company's Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program (the "Program") was originally adopted by the Board of Directors and approved by the shareholders in 1988. In 1993 and 1997 the Board adopted and the shareholders approved amendments to the Program increasing the number of shares issuable thereunder. The Board of Directors has subsequently adopted additional amendments to the Program increasing the number of shares issuable thereunder and revising the definition of Fair Market Value. These amendments are now submitted to the shareholders for approval.

     At the Meeting, the shareholders will be requested to approve an amendment to the Program for the purpose of increasing the number of shares issuable under the Program from 3.0 million shares to 4.5 million shares and to revise the definition of Fair Market Value to reflect current practice (the "Amendment"). The following description of the Program and its amendments is qualified in its entirety by reference to the Program itself, attached as Exhibit A.

Purpose of the Proposal

     The Board of Directors continues to believe that the growth of the Company depends significantly upon the efforts of its key employees. The Board of Directors also believes that providing key employees and consultants with a proprietary interest in the growth and performance of the company is crucial to stimulating individual performance while at the same time enhancing shareholder value. At March 31, 1998, 1,565,688 options had been issued to current employees and consultants, and only 514,843 options remained available for future grants. The Board of Directors is proposing a 1.5 million share increase in the number of shares issuable through the Program in order that the Company may continue to provide an effective means to secure, motivate and retain key personnel. The Board of Directors is proposing to change the definition of Fair Market Value from "the average of high and low sale prices quoted on such exchange or quotation system as reported in the Wall Street Journal for the trading day next preceding applicable date..." to "the closing price quoted on such exchange or quotation system as reported in the Wall Street Journal for the applicable date..." The definition of Fair Market Value is being revised to reflect the availability of real time data through the Nasdaq National Market and to reflect changes in generally accepted accounting principals. Assuming the Amendment is approved, the 2,014,843 shares of Common Stock underlying the options issuable under the Program would have a market value of $12,340,913 on March 31, 1998, based on the closing price of the Common Stock as reported by the Nasdaq National Market for that date.

     The Amendment is being submitted to the shareholders for approval in order to satisfy the requirements of the Nasdaq National Market.

Awards to be Granted

     The grant of options under the Program is entirely in the discretion of the Compensation Committee.

Terms of the Program

Eligibility

     The Program provides that key employees and consultants of the Company, including directors who are also officers of the Company, will be eligible to receive options under the Program when designated by the Compensation Committee. Currently, there are approximately 50 key employees eligible to receive options under the Program.

Shares Issuable through the Program

     If the Amendment is approved, a total of 1,500,000 additional shares of Common Stock will be authorized to be issued under the Program. As of March 31, 1998, a total of 514,843 shares were available for issuance under the Program, and 2,080,740 shares were subject to outstanding options. On March 31, 1998, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $6.125.

Adjustments under the Program

     The Program provides that proportionate adjustments will be made to the number of shares of Common Stock subject to the Program, including shares subject to outstanding options, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in Common Stock.

     In the event of a dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with any other corporation, or a transfer of substantially all the property or more than two-thirds of the then outstanding shares to another corporation, notice must be given to every participant in the Program not less than 40 days prior to the anticipated effective date of the proposed transaction, and every option granted under the Program shall be accelerated and become immediately exercisable in full prior to a date specified in such notice, no more than 10 days prior to the anticipated effective date of the proposed transaction. If the transaction is consummated, each previously unexercised option shall terminate. If the transaction does not occur, the options will remain unexercised.

Terms of Stock Options

     The Compensation Committee determines the number and purchase price of the shares subject to options, the terms of the options and the time or times that the options become exercisable, provided that the purchase price may not be less than 50% of the fair market value of the Common Stock on the date of grant. The Compensation Committee may accelerate the exercisability of any option or may determine to cancel any option in order to make a participant eligible for the grant of an option at a lower price. The Compensation Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

     The option exercise price may be paid in cash, in shares of Common Stock which must have been held for at least six months, in a combination of cash and shares of Common Stock or through a broker assisted exercise arrangement approved in advance by the Compensation Committee. The Compensation Committee determines at what time or times during its term a stock option shall be exercisable, provided, however, that no stock option granted to an officer, director or beneficial owner of more than 10% of the Common Stock who is subject to Section 16 of the 1934 Act may be exercised within the six-month period immediately following the date of grant.

     The Committee determines the term of each Option granted under the Program, but such term may not exceed ten years and one day from the date of grant.

Amendments to the Program

     The Board of Directors may amend or discontinue the Program at any time.
No amendment or discontinuance, however, may change or impair, without the consent of the optionee, an option previously granted. Under the terms of the Program, shareholder approval is required for an amendment if it is necessary to comply with rule 16b-3 under the Securities Exchange Act of 1934. Pursuant to recent amendments to Rule 16b-3, shareholder approval of amendments is no longer required. The Board seeks approval of the Amendment for purposes of compliance with Nasdaq National Market rules, which require approval by shareholders of an amendment to a compensation plan for officers or directors that materially increases the number of shares issuable under the plan. Shareholder approval of subsequent amendments to the Program will be sought if required by Nasdaq National Market or other applicable rules.

Federal Income Tax Consequences

     Under existing federal income tax provisions, a participant who receives non-qualified stock options will not normally realize any income, nor will the Company normally be entitled to any deduction for federal income tax purposes, in the year of grant.

     When a non-qualified stock option is exercised, the participant will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock acquired through the exercise, and, subject to compliance with Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     If the exercise price of an option is paid by the surrender of previously-owned shares, the basis and the holding period of the previously-owned shares carries over to some of the shares received in exchange therefor. The income recognized on exercise is added to the basis of the remaining shares received.

     When the exercisability of a stock option granted under the Program is accelerated upon a change of control, any excess on the date of the change of control of the fair market value of the shares subject to the option over the exercise price may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee in connection with the change of control exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

     This summary of federal income tax consequences of non-qualified stock options does not purport to be complete. Reference should be made to the applicable provisions of the Code.

Vote Required

     The affirmative vote of the holders of a majority of the voting power present or represented at the Meeting is required for the approval of the amendment to the Program.

     The Board of Directors unanimously recommends that shareholders vote FOR the proposal to approve the amendment to the Company's Amended and Restated 1988 Incentive Compensation Program.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

     During 1997, Mr. Gaw, a director of the Company, failed to file timely with the Securities and Exchange Commission one Form 4 to report one transaction, as required by Section 16(a) of the Securities Exchange Act of 1934, Ms. McConville, a named executive officer of the Company, failed to file timely with the Securities and Exchange Commission one Form 3 to report initial holdings and Mr. Zion, a named executive officer of the Company, failed to file timely with the Securities and Exchange Commission one Form 4 to report three transactions. All such transactions have been reported on amended annual statements on Form 5.

                              INDEPENDENT AUDITORS

     A representative of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 1997, is expected to attend the Meeting, will have an opportunity to make a statement if he wishes to do so and will be available to respond to questions.

                                 OTHER MATTERS

Quorum and Voting

     The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the four directors to be elected at the Meeting will be determined by plurality vote, that is, the four nominees receiving the largest number of votes will be elected, (ii) a majority of votes actually cast at the Meeting is required to approve the proposal to amend the Company's Amended and Restated Incentive Compensation Program and (iii) a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shares for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to all other matters, shares not voted as a result of abstentions and broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Other Business

     Management is unaware of any matter for action by shareholders at the Meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Shareholder Proposals

     Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 1999 must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than September 10, 1998.

                               By Order of the Board of Directors


                               /s/ Rita J. McConville
                               Rita J. McConville
                               Secretary

Lincolnshire, Illinois
April 3, 1998

                                                                       EXHIBIT A

      SET FORTH BELOW IS THE TEXT OF THE AMENDED AND RESTATED AKORN, INC.
        1988 INCENTIVE COMPENSATION PROGRAM, AS PROPOSED TO BE AMENDED.
         MATERIAL TO BE ADDED AS A RESULT OF THE AMENDMENT IS SHOWN IN
          BOLD FACE, AND MATERIAL TO BE DELETED IS SHOWN IN BRACKETS.

                              AMENDED AND RESTATED
                                  AKORN, INC.
                      1988 INCENTIVE COMPENSATION PROGRAM

                               February 12, 1998

     1. Purpose. The purpose of the 1988 Incentive Compensation Program (the "Program") of Akorn, Inc. (the "Company") is to advance the interests of the Company by furnishing economic incentives in the form of stock options ("Options") designed to attract, retain and motivate key employees.

     2.  Administration.

          2.1 Composition. The Program shall be administered by a committee consisting of two or more members of the Board (the "Committee") who are disinterested persons in accordance with Rule 16b-3 under the Securities Exchange Act of 1934.

          2.2 Authority. The Committee shall have plenary authority to award Options under the Program, to interpret the Program, to establish any rules or regulations relating to the Program which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Program. Its decisions in matters relating to the Program shall be final and conclusive on the Company and participants.

     3. Eligible Employees. Key employees and consultants of the company (including officers who also serve as directors of the Company) and its subsidiaries shall become eligible to receive Options under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act, the Committee may delegate to appropriate personnel of the Company its authority to designate participants and to determine the number of Options to be received by those participants.

     4.  Shares Subject to the Program.

          4.1 Number of Shares. Subject to adjustment as provided in Section 6.5, the number of shares of common stock, no par value, of the Company ("Common Stock"), which may be issued under the Program shall not exceed [3,000,000] 4,500,000 shares of Common Stock.

          4.2 Cancellation. In the event that an Option granted hereunder expires or is terminated or cancelled unexercised as to any shares of Common Stock, such shares may again be issued under the Program pursuant to Options. The Committee may also determine to cancel, and agree to the cancellation of, Options in order to make a particular participant eligible for the grant of an Option at a lower price than the Option to be cancelled.

          4.3 Type of Common Stock. Common Stock issued under the Program in connection with Options may be authorized and unissued shares or issued shares held as treasury shares.

     5. Options. An Option is a right to purchase shares of Common Stock from the Company. Each Option granted by the Committee under this Program shall be subject to the following terms and conditions.

          5.1 Price. The Option price per share shall be determined by the Committee but shall not be less than 50% of the fair market value on the date of grant of the Option. "Fair Market Value" shall be determined as follows: if the Common Stock is listed on any national exchange or any automatic quotation system which provides sales quotations, the fair market value shall be the [average of high and low sale prices] closing price quoted on such exchange or quotation system as reported in the Wall Street Journal for the [trading day next preceding] applicable date (i.e. date of grant, exercise or tax withholding) or if there are no trades on such date, then on the preceding date on which a trade did occur, subject to adjustment under Section 6.5.

          5.2 Number. The number of shares of Common stock subject to the Option shall be determined by the Committee, subject to adjustment as provided in Section 6.5.

          5.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.5, the term of each Option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the date on which an Option becomes exercisable.

          5.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a participant by mutual agreement before such Option has been exercised by payment to the participant of the amount per share by which (i) the Fair Market Value (as defined in Section 5.1) of the Common Stock subject to the Option on the date of repurchase exceeds (ii) the Option price.

          5.5 Manner of Exercise. An Option may be exercised in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The Option price shall be payable in United States dollars upon exercise of the Option and may be paid by (i) cash; (ii) uncertified or certified check; (iii) bank draft; (iv) delivery of shares of Common Stock held for a period of six months in payment of all or any part of the Option price, which shares shall be valued for this purpose at the Fair Market Value on the date such Option is exercised; (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; (vi) or in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check or bank draft upon exercise of an Option, no shares shall be issued until the check or draft has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a participant shall have no rights as a shareholder.

     6.  General.

          6.1 Effective Date. The Program will become effective upon its approval by the affirmative vote of the holders of a majority of the voting power present or represented at a meeting of the shareholders. Unless approved within one year after the date of the Program's adoption by the Board of Directors, the Program shall not be effective for any purpose Prior to the approval of the Program by the Company's shareholders, the Board may award Options, but if such approval is not received in the specified period, then such awards shall be of no effect.

          6.2 Duration. The Program shall remain in effect until all Options granted under the Program have either been satisfied by the issuance of shares of Common Stock or been terminated under the terms of the Program. No Option may be granted under the Program after the fifteenth anniversary of the date the Program is approved by the Company's shareholders.

          6.3 Non-transferability of Options. No Option may be transferred, pledged or assigned by the holder thereof, (except, in the event of the holder's death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, an Option may be exercised only by him or by his guardian or legal representative.

          6.4 Additional Condition. Anything in this Program to the contrary notwithstanding, (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of an Option or the issuance of any shares of Common Stock pursuant to an Option, require the recipient of the Option, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued upon exercise thereof, to deliver to the Company a written representation of present intention to acquire the Option or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option of the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Option or the issuance of shares of Common Stock upon exercise thereof, such Option shall not be granted or such shares of Common Stock shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.


          6.5  Adjustment upon Changes in Capitalization or Control.

               (a) In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Program, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any Option and the shares of Common Stock issuable pursuant to any Option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

               (b) If there is proposed a dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or a transfer of substantially all the property or more than two-thirds of the then outstanding shares of the Company to another corporation, the Committee shall cause written notice of the proposed transaction to be given to every participant in the Program not less than 40 days prior to the anticipated effective date of the proposed transactions, and every [Incentive] Option granted under the Program shall be accelerated and become immediately exercisable in full by such participant prior to a date specified in such notice, which date shall be not more than 10 days prior to the anticipated effective date of the proposed transaction. The participant shall notify the Company, in writing, that he intends to exercise his Options, in whole or in part, and the participant may condition such exercise upon, and provide that such exercise shall become effective at the time immediately prior to, the consummation of the proposed transaction. If the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is not consummated and the participant has so provided, the Options shall remain unexercised.

          6.6 Option Agreements. The terms of each Option shall be stated in an agreement, the form of which has been approved by the Committee.

          6.7  Withholding.

               (a) The Company shall have the right to withhold from any shares issuable under the Program or to collect as a condition of issuance, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws upon exercise of an Option, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

               (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option that the right to make Elections shall not apply to such Option. An Election is irrevocable.

               (c) If a participant is an officer of the Company within the meaning of Section 16 of the 1934 Act, then an Election is subject to the following additional restrictions:

                    (1) No Election shall be effective for a Tax Date which
               occurs within six months of the grant of the award.

                    (2) The Election either (i) must be made six months prior to the Tax Date, (ii) must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date (a "Window Period") or (iii) may be made in advance but must take effect during a Window Period.

          6.8 No Continued Employment. No participant under the Program shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          6.9 Amendment of the Program. The Board may amend or discontinue the Program at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Option previously granted; and further provided that if any such amendment requires shareholder approval to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, such amendment shall be subject to the approval of the shareholders of the Company.

TEXT OF PROXY CARD

PROXY        This Proxy is Solicited on Behalf of the Board of Directors of
                                    AKORN, INC.

     The undersigned hereby constitutes and appoints John N. Kapoor and Rita J. McConville or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of Common Stock of Akorn, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on March 31, 1998, at the annual meeting of shareholders of the Company to be held on May 15, 1998 (the "Annual Meeting"), and at all adjournments thereof.

The Board of Directors recommends a vote FOR the nominees listed below.

1.  Election of Directors.

    FOR [_] all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY [_] to vote for all nominees listed below.

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

    Daniel E. Bruhl, M.D.  Floyd Benjamin  Doyle S. Gaw  John N. Kapoor, Ph.D.

2. Proposal to amend the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program.
       FOR [_]           AGAINST [_]           ABSTAIN [_]

3. In their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

                           (Please See Reverse Side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees and FOR the proposals listed over. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting.

                                              Date: ___________________________

                                              _________________________________
                                                  Signature of Shareholder

                                              _________________________________
                                                  Signature if held jointly

                                              Please sign exactly as name
                                              appears on the certificate or
                                              certificates representing shares
                                              to be voted by this proxy, as
                                              shown on the label to the left.
                                              When signing as executor,
                                              administrator, attorney, trustee,
                                              or guardian please give full title
                                              as such. If a corporation, please
                                              sign full corporation name by
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized persons.

   Please mark, sign, date and return this proxy promptly using the enclosed envelope.